CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 29 to the Registration Statement on Form N-4, 333-139759 of Wells Fargo Advantage Choice Variable Annuity of our report dated February 25, 2016 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 20, 2016 with respect to the financial statements of RiverSource Variable Annuity Account, which appear in Post-Effective Amendment 20 to the Registration Statement on Form N-4, 333-139760. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
May 2, 2016